Exhibit 99.1

NEWS RELEASE

101 East Park Blvd., Suite 1300
Plano, TX 75074
(972) 234-6400

Contact

Julia Kramer

jkramer@intrusion.com

P: 972-301-3635

INTRUSION Boosts Consulting Business with Promotion of

Mike McClure to Vice President

Plano, Texas – Oct. 26, 2020 –INTRUSION Inc. (NASDAQ: INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, has promoted Mike McClure to the newly created position of vice president of consulting. McClure will be responsible for managing and expanding the consulting arm of INTRUSION’s business, which delivers robust, cyber-enriched investigative services to government and commercial-sector organizations.

“Mike has served in a consulting capacity to INTRUSION’s customers in the government space for over 10 years and is highly regarded and respected by both customers and our team,” said Jack B. Blount, President and CEO of INTRUSION. “As we work to optimize both sides of our business – commercial cybersecurity solutions and consulting – Mike has the experience we need to ensure the continued growth of our consulting business.”

INTRUSION has been delivering robust network monitoring and analysis solutions to high profile customers, including Fortune 500 companies and the U.S. government, for more than 30 years. Based on that experience, the company has developed a suite of solutions for monitoring, tracking and analyzing threats, including INTRUSION TraceCop™ and INTRUSION Savant™. The Company recently introduced its first commercial cybersecurity solution, INTRUSION Shield™, which protects organizations’ networks by not merely alerting to cyber threats, but immediately neutralizing those threats, keeping businesses safe without the need for human intervention.

“The work done by our team of analysts is one of the key contributors that make the real-time AI in Shield so essential and irreplaceable,” said Blount.

McClure holds a Bachelor of Science degree in International Studies and History as well as a Master’s degree in International Relations with a focus on Security Policy from St. Mary’s University where he was a Distinguished Graduate. He also received a Graduate Certificate in International Affairs from the Bush School of Government and Public Service at Texas A&M University.

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About INTRUSION Inc.

INTRUSION, Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. INTRUSION’s family of solutions includes TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward- looking statements involve a number of risks and uncertainties. Such statements include, without limitation, statements regarding the introduction of our new INTRUSION Shield solution, the benefits of promoting Mr. McClure to this new management position, as well as other statements that are foreward looking in nature. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, uncertainties related to the success of our new INTRUSION Shield solution upon commercial rollout and the outcome of Mr. McClure’s efforts on behalf of Intrusion, and other facts and circumstances that might cause actual results to differ materially from our current expectations, some of which are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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